Exhibit 16.1

September 16, 2024 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Great Elm Group, Inc.

File No. 001-39832

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Great Elm Group, Inc. dated September 16, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd